Exhibit 99.2

SL Green Realty Corp.
Fourth Quarter 2005
Supplemental Data
December 31, 2005

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michelle LeRoy at michelle.leroy@slgreen.com or at 212-216-1692.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended December 31, 2005 that will subsequently be released on Form 10-K to be filed on or before March 10, 2006.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14
Funds From Operations	15
Statement of Stockholders’ Equity	16
Taxable Income	17
Joint Venture Statements	18-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-27

Mortgage Investments and Preferred Equity	28-29

Property Data
Composition of Property Portfolio	30
Top Tenants	31
Tenant Diversification	32
Leasing Activity Summary	33-34
Lease Expiration Schedule	35

Summary of Acquisition/Disposition Activity	36-37
Supplemental Definitions	38
Corporate Information	39

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2005
UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $46.9 million, or $1.02 per share (diluted) for the fourth quarter ended December 31, 2005, a 7.4% increase over the same quarter in 2004 when FFO totaled $42.6 million, or $0.95 per share (diluted).

Net income available for common stockholders totaled $20.8 million, or $0.48 per share (diluted) for the fourth quarter ended December 31, 2005. Net income available to common stockholders totaled $111.5 million, or $2.64 per share (diluted) in the same quarter in 2004.  This included $2.14 per share relating to gains on asset sales and $0.04 per share relating to discontinued operations in 2004 and none in 2005.

Funds available for distribution, or FAD, for the fourth quarter 2005 increased to $0.67 per share (diluted) versus $0.63 per share (diluted) in the prior year, a 6.4% increase.

The Company’s dividend payout ratio was 58.7% of FFO and 89.0% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 21.8% in the fourth quarter to $114.6 million compared to $94.1 million in the prior year.  The $20.5 million growth in revenue resulted primarily from the following items:

•                  $9.3 million increase from 2005 and 2004 acquisitions,

•                  $3.6 million increase from same-store properties,

•                  $5.3 million increase in other revenue, which was primarily due to fees earned from Gramercy ($3.5 million), and

•                  $2.3 million increase in preferred equity and investment income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $7.4 million (12.7%) to $64.9 million.  The following items drove EBITDA improvements:

•                  $5.2 million increase from 2005 and 2004 acquisitions.

•                  $0.6 million decrease from same-store properties.

•                  $2.3 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $400.0 million from $332.9 million in the prior year.  The weighted-average yield for the quarter increased to 10.43% from 10.0% in the prior year.

•                  $1.3 million decrease from the equity in net income from unconsolidated joint ventures primarily due to our investments at 1515 Broadway ($2.1 million), 180 Madison Avenue, which was sold in August 2005 ($0.3 million), and One Madison Avenue-South Building ($0.5 million).  This was partially offset by increases at Gramercy ($2.2 million).

•                  $2.6 million decrease from higher MG&A expense.  This is primarily due to the increase in headcount at Gramercy and SL Green.

•                  $4.4 million increase in non-real estate revenues net of expenses, primarily due to fee income from Gramercy ($3.5 million).

FFO before minority interests improved $4.3 million primarily as a result of:

•                  $7.4 million increase in EBITDA,

•                  $2.0 million increase in FFO from unconsolidated joint ventures,

•                  $3.3 million decrease from higher interest expense, and

•                  $1.8 million decrease from discontinued operations and non-real estate depreciation.

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2005 GAAP NOI increased $0.1 million (0.4%) to $37.9 million compared to the prior year.  Operating margins after ground rent decreased from 52.9% to 50.2%.

The $0.1 million increase in GAAP NOI was primarily due to:

•                  $2.8 million (4.8%) increase in rental revenue primarily due to improved leasing,

•                  $1.6 million (13.0%) increase in escalation and reimbursement revenue primarily due to electric reimbursements,

•                  $0.8 million (39.1%) decrease in other income, and

•                  $4.2 million (24.2%) increase in operating expenses, primarily driven by increases in utilities and insurance.

Joint Venture Properties

Joint Venture properties fourth quarter 2005 GAAP NOI increased $0.2 million (0.7%) to $21.7 million compared to the prior year.  Operating margins after ground rent decreased from 58.3% to 55.6%.

The $0.2 million increase in GAAP NOI was primarily due to:

•                  $0.5 million (1.5%) increase in rental revenue primarily due to improved leasing,

•                  $1.4 million (21.2%) increase in escalation and reimbursement revenue primarily due to electric reimbursements,

•                  $0.4 million (377.2%) increase in other income,

•                  $0.2 million (3.0%) increase in real estate taxes, and

•                  $1.8 million (21.9%) increase in operating expenses primarily driven by increases in utilities and insurance.

STRUCTURED FINANCE ACTIVITY

As of December 31, 2005, our structured finance and preferred equity investments totaled $400.1 million.  The weighted average balance outstanding for the fourth quarter of 2005 was $400.0 million.  During the fourth quarter of 2005, the weighted average yield was 10.43%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2005 was 719,964 useable square feet net of holdover tenants.  During the quarter, 837,607 additional useable office, retail and storage square feet became available at an average escalated cash rent of $39.70 per rentable square foot.  Space available to lease during the quarter totaled 1,557,571 useable square feet, or 8.6% of the total portfolio.

During the fourth quarter, 55 office leases, including early renewals, were signed totaling 963,807 rentable square feet.  New cash rents averaged $46.89 per rentable square foot.  Replacement rents were 20.26% higher than rents on previously occupied space, which had fully escalated cash rents averaging $38.99 per rentable square foot.  The average lease term was 10.1 years and average tenant concessions were 6.2 months of free rent with a tenant improvement allowance of $39.57 per rentable square foot.

The Company also signed 13 retail and storage leases, including early renewals, for 45,883 rentable square feet.  The average lease term was 6.9 years and the average tenant concessions were 1.6 months of free rent with a tenant improvement allowance of $9.11 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the fourth quarter totaled approximately $24.2 million and included:

•                  In November 2005, the Company, in a joint venture with Jeff Sutton, acquired a controlling leasehold interest in 1604 Broadway – a retail property located in Manhattan’s Times Square. The joint venture acquired a 90% interest in the 41,100-square-foot Times Square building.  The property is subject to a ground lease that was extended from 2019 to 2036 as part of the transaction. The Company has a 50% interest in the joint venture with Jeff Sutton. The Company has the opportunity to earn incentive fees based upon the financial performance of property.

•                  In December 2005, the Company, in a joint venture with Jeff Sutton, acquired a 90% interest in the leasehold interest at 379 West Broadway, an office/retail property in New York City’s Cast Iron Historic District.  The lease includes an option to acquire the fee interest in 2016.  The five-story, 62,006-square-foot property is fully leased.  The Company has a 50% interest in the joint venture with Jeff Sutton.

Investment In Gramercy Capital Corp.

At December 31, 2005, the Company’s investment in Gramercy Capital Corp. (NYSE: GKK) was $96.5 million.  Fees earned from various arrangements between the Company and Gramercy totaled approximately $5.0 million for the quarter ended December 31, 2005, including an incentive fee of $1.2 million earned as a result of Gramercy’s FFO exceeding the 9.5% return on equity performance threshold.  For the year ended December 31, 2005, the Company earned $12.6 million in fees from Gramercy Capital Corp.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $3.2 million and $9.1 million for the quarter and year ended December 31, 2005, respectively.

The Company’s marketing, general and administrative, or MG&A, expenses includes the consolidation of the expenses of its subsidiary GKK Manager, the entity which manages and advises Gramercy Capital Corp.  There are currently approximately 22 employees of GKK Manager dedicated to the operations of Gramercy compared to five at the time of Gramercy’s IPO.  For the quarter and year ended December 31, 2005, the Company’s MG&A includes approximately $2.2 million and $7.4 million, respectively, of costs associated with GKK Manager.

Financing/ Capital Activity

In November 2005, the Company and SITQ, a subsidiary of the Caisse de depot et placement du Québec, completed a recapitalization of 1515 Broadway.  The joint venture obtained $625 million in financing in the form of a two-year loan bearing interest at LIBOR plus 90 basis points from Lehman Brothers and Wachovia Bank, the existing lenders. The recapitalization allowed SL Green to exceed the performance thresholds established with SITQ, resulting in an increased economic stake in the property from 55% to approximately 68.5%. SL Green used its portion of the refinancing proceeds to repay its unsecured revolving credit facility and for general corporate purposes.

In November 2005, the Company closed on a $205.1 million credit facility with Wells Fargo Bank, NA. This facility, which bears interest at 160 basis points over LIBOR, has a two-year term and two six-month extension options. This facility replaced the acquisition loan of $115.0 million at One Madison-Clock Tower and will be used in part to fund the conversion and development of the Clock Tower. Approximately $113.4 million was drawn at closing.

In December 2005, the Company modified and enhanced the covenants under its $325.0 million term loan to correspond with those under the 2005 unsecured revolving credit facility, which closed in August 2005.

Dividends

On December 2, 2005, the Company declared a dividend of $0.60 per common share for the fourth quarter 2005.  The dividend was payable January 16, 2006 to stockholders of record on the close of business on December 31, 2005.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.40 per common share.

On December 2, 2005, the Company also approved a distribution on it’s Series C preferred stock for the period October 15, 2005 through and including January 14, 2006, of $0.4766 per share, payable January 16, 2006 to stockholders of record on the close of business on December 31, 2005. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On December 2, 2005, the Company also approved a distribution on it’s Series D preferred stock for the period October 15, 2005 through and including January 14, 2006, of $0.4922 per share, payable January 16, 2006 to stockholders of record on the close of business on December 31, 2005. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

Other

For 2006, the consolidated Same-Store Properties will include 750 Third Avenue and 625 Madison Avenue.

SL Green Realty Corp.

Key Financial Data

December 31, 2005

(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Earnings Per Share
Net income available to common shareholders - diluted	$0.48	$0.87	$1.31	$0.54	$2.64
Funds from operations available to common shareholders - diluted	$1.02	$1.13	$1.02	$0.99	$0.95
Funds available for distribution to common shareholders - diluted	$0.67	$0.83	$0.69	$0.65	$0.63

Common Share Price & Dividends
At the end of the period	$76.39	$68.18	$64.50	$56.22	$60.55
High during period	$77.14	$70.10	$66.05	$59.74	$60.55
Low during period	$63.80	$64.76	$55.38	$52.70	$52.30
Common dividends per share	$0.60	$0.54	$0.54	$0.54	$0.54
FFO Payout Ratio	58.65%	47.70%	52.99%	54.73%	56.69%
FAD Payout Ratio	89.03%	64.78%	78.57%	82.90%	85.84%

Common Shares & Units
Common shares outstanding	42,456	41,942	41,830	41,622	40,876
Units outstanding	2,427	2,502	2,512	2,531	2,531
Total shares and units outstanding	44,883	44,444	44,342	44,153	43,407

Weighted average common shares and units outstanding - basic	44,596	44,426	44,303	43,833	43,132
Weighted average common shares and units outstanding - diluted	45,820	45,674	45,505	45,160	44,698

Market Capitalization
Market value of common equity	$3,428,612	$3,030,192	$2,860,059	$2,482,282	$2,628,294
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,542,252	1,626,640	1,493,753	1,315,315	1,150,376
Consolidated market capitalization	$5,228,364	$4,914,332	$4,611,312	$4,055,097	$4,036,170
SLG portion JV debt	1,040,265	911,959	928,334	564,945	565,211
Combined market capitalization	$6,268,629	$5,826,291	$5,539,646	$4,620,042	$4,601,381

Consolidated debt to market capitalization	29.50%	33.10%	32.39%	32.44%	28.50%
Combined debt to market capitalization	41.20%	43.57%	43.72%	40.70%	37.28%

Consolidated debt service coverage	3.53	3.70	3.54	3.65	3.63
Consolidated fixed charge coverage	2.39	2.55	2.40	2.43	2.38
Combined fixed charge coverage	1.93	2.07	2.03	2.16	2.31

Portfolio Statistics
Directly owned office buildings	21	21	21	21	20
Joint venture office buildings	7	7	8	8	8
	28	28	29	29	28

Directly owned square footage	9,345,000	9,345,000	9,345,000	9,164,000	8,805,000
Joint venture square footage	8,814,900	8,814,900	9,079,900	8,195,000	8,195,000
	18,159,900	18,159,900	18,424,900	17,359,000	17,000,000

Quarter end occupancy-portfolio	96.7%	96.0%	95.9%	95.7%	95.6%
Quarter end occupancy- same store - wholly owned	95.9%	95.2%	96.2%	96.0%	95.8%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.5%	96.0%	96.5%	96.3%	96.5%

	As of or for the three months ended
	12/31/05	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Selected Balance Sheet Data
Real estate assets before depreciation	$2,222,922	$2,183,267	$2,049,820	$1,859,431	$1,756,104
Investments in unconsolidated joint ventures	$543,189	$659,860	$638,336	$579,194	$557,089
Structured finance investments	$400,076	$400,049	$396,862	$375,099	$350,027

Total Assets	$3,309,777	$3,352,330	$3,154,845	$2,932,962	$2,751,881

Fixed rate & hedged debt	$1,255,141	$1,256,095	$1,256,978	$1,025,315	$1,039,476
Variable rate debt	287,111	370,545	236,775	290,000	110,900
Total consolidated debt	$1,542,252	$1,626,640	$1,493,753	$1,315,315	$1,150,376

Total Liabilities	$1,751,275	$1,821,699	$1,668,824	$1,483,395	$1,328,937

Fixed rate & hedged debt-including SLG portion of JV debt	$1,741,225	$1,732,776	$1,756,389	$1,245,569	$1,306,684
Variable rate debt - including SLG portion of JV debt	841,292	805,823	665,698	634,691	408,903
Total combined debt	$2,582,517	$2,538,599	$2,422,087	$1,880,260	$1,715,587

Selected Operating Data
Property operating revenues	$94,975	$92,075	$87,771	$82,189	$80,229
Property operating expenses	48,442	48,660	44,427	42,829	39,236
Property operating NOI	$46,533	$43,415	$43,344	$39,360	$40,993
NOI from discontinued operations	—	—	117	684	1,993
Total property operating NOI	$46,533	$43,415	$43,461	$40,044	$42,986

SLG share of Property NOI from JVs	$31,595	$32,770	$29,813	$23,527	$23,978
SLG share of FFO from Gramercy Capital	$3,205	$2,610	$2,164	$1,143	$526
Structured finance income	$11,267	$10,652	$11,925	$11,147	$8,418
Other income	$8,352	$16,899	$6,156	$6,776	$5,465

Marketing general & administrative expenses	$11,965	$13,418	$10,594	$8,238	$9,336

Consolidated interest	$20,100	$20,580	$19,479	$17,366	$17,065
Combined interest	$34,642	$33,487	$29,930	$23,422	$22,937
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics
Total office leases signed	55	58	71	55	73
Total office square footage leased	963,087	341,458	386,134	415,806	719,292

Average rent psf	$46.89	$43.79	$43.49	$40.60	$32.11
Escalated rents psf	$38.99	$41.68	$42.75	$38.69	$30.49
Percentage of rent over escalated	20.3%	5.1%	1.7%	4.9%	5.3%
Tenant concession packages psf	$39.57	$30.74	$14.65	$31.64	$25.40
Free rent months	6.2	2.7	2.3	4.6	2.8

COMPARATIVE BALANCE SHEETS

Unaudited

($000’s omitted)

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Assets
Commercial real estate properties, at cost:
Land & land interests	$288,239	$288,080	$264,696	$224,943	$206,824
Buildings & improvements fee interest	1,440,584	1,408,858	1,301,193	1,135,318	1,065,654
Buildings & improvements leasehold	481,891	474,121	471,723	472,558	471,418
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,222,922	$2,183,267	$2,049,820	$1,845,027	$1,756,104
Less accumulated depreciation	(219,295)	(205,443)	(192,249)	(179,180)	(176,238)
	$2,003,627	$1,977,824	$1,857,571	$1,665,847	$1,579,866
Other Real Estate Investments:
Investment in unconsolidated joint ventures	543,189	659,860	638,336	579,194	557,089
Structured finance investments	400,076	400,049	396,862	375,099	350,027

Assets held for sale	—	—	—	16,486	—
Cash and cash equivalents	24,104	14,193	1,978	16,789	35,795
Restricted cash	60,750	56,215	62,136	53,410	56,417
Tenant and other receivables, net of $9,681 reserve at 12/31/05	23,722	21,928	18,011	16,174	15,248
Related party receivables	7,707	3,598	3,978	4,519	5,027
Deferred rents receivable, net of reserve for tenant credit loss of $8,698 at 12/31/05	75,294	73,983	70,064	64,074	61,302
Deferred costs, net	79,428	68,518	60,700	55,041	47,869
Other assets	91,880	76,162	45,209	86,329	43,241

Total Assets	$3,309,777	$3,352,330	$3,154,845	$2,932,962	$2,751,881

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Liabilities and Stockholders’ Equity
Mortgage notes payable	$885,252	$866,640	$770,023	$600,315	$614,476
Unsecured & Secured term loans	525,000	525,000	525,000	425,000	425,000
Revolving credit facilities	32,000	135,000	98,730	290,000	110,900
Derivative Instruments-fair value	—	—	1,078	—	1,347
Accrued interest	7,711	7,589	6,909	5,768	4,494
Accounts payable and accrued expenses	87,390	77,329	66,759	60,869	72,298
Deferred revenue	25,691	25,596	16,406	19,558	18,648
Capitalized lease obligations	16,260	16,228	16,166	16,106	16,442
Deferred land lease payable	16,312	16,179	16,043	15,883	15,723
Dividend and distributions payable	31,103	28,176	28,122	28,026	27,553
Security deposits	24,556	23,962	23,588	21,870	22,056
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	—	—
Total Liabilities	$1,751,275	$1,821,699	$1,668,824	$1,483,395	$1,328,937

Minority interest in other partnerships	25,012	14,493	724	702	509
Minority interest in operating partnership (2,427 units outstanding) at 12/31/05	74,049	76,625	76,061	74,557	74,555

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 42,456 issued and outstanding at 12/31/05	425	419	418	416	409
Additional paid – in capital	959,858	936,923	928,900	918,810	902,340
Accumulated other comprehensive income	15,316	13,691	6,118	15,164	5,647
Retained earnings	235,540	240,178	225,498	191,616	191,182
Total Stockholders’ Equity	$1,459,441	$1,439,513	$1,409,236	$1,374,308	$1,347,880

Total Liabilities and Stockholders’ Equity	$3,309,777	$3,352,330	$3,154,845	$2,932,962	$2,751,881

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited

($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2005	2004	2005	2005	2004
Revenues
Rental revenue, net	$78,126	$67,147	$75,717	$298,495	$240,350
Escalation and reimbursement revenues	16,849	13,083	16,358	58,515	44,392
Investment income	11,267	8,418	10,652	44,989	39,085
Other income	8,352	5,465	16,899	38,183	19,892
Total Revenues, net	114,594	94,113	119,626	440,182	343,719

Equity in net income from unconsolidated joint ventures	10,706	12,021	13,250	49,349	44,037

Operating expenses	28,048	20,796	28,452	104,098	84,477
Ground rent	5,249	4,688	4,922	19,598	16,179
Real estate taxes	15,145	13,751	15,286	60,659	48,030
Marketing, general and administrative	11,965	9,336	13,418	44,215	30,279
Total Operating Expenses	60,407	48,571	62,078	228,570	178,965

EBITDA	64,893	57,563	70,798	260,961	208,791

Interest	20,100	16,796	20,580	77,353	61,636
Amortization of deferred financing costs	875	892	1,887	4,461	3,274
Depreciation and amortization	16,379	14,041	15,317	60,647	48,220

Income Before Minority Interest and Items	27,539	25,834	33,014	118,500	95,661

Income from discontinued operations	—	1,486	—	475	7,017
Gain on sale of discontinued operations	—	90,199	—	33,875	90,370
Equity in net gain on sale of joint venture property	—	—	11,550	11,550	22,012
Minority interest	(1,734)	(1,025)	(2,265)	(6,981)	(5,630)
Net Income	25,805	116,494	42,299	157,419	209,430

Dividends on perpetual preferred shares	4,969	4,969	4,969	19,875	16,258

Net Income Available For Common Shareholders	$20,836	$111,525	$37,330	$137,544	$193,172

Earnings per Share
Net income per share (basic)	$0.49	$2.75	$0.89	$3.29	$4.93
Net income per share (diluted)	$0.48	$2.64	$0.87	$3.20	$4.75

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2005	2004	2005	2005	2004
Funds from operations
Net Income before Minority Interests and Items		$27,539	$25,834	$33,014	$118,500	$95,661

Add:	Depreciation and amortization	16,379	14,041	15,317	60,647	48,220
	FFO from discontinued operations	—	1,734	—	613	11,643
	FFO adjustment for joint ventures	8,130	6,115	8,549	30,412	23,817
Less:	Dividends on preferred shares	4,969	4,969	4,969	19,875	16,258
	Non real estate depreciation and amortization	205	177	207	784	706
	Funds From Operations	$46,874	$42,578	$51,704	$189,513	$162,377

	Funds From Operations - Basic per Share	$1.05	$0.99	$1.16	$4.28	$3.92

	Funds From Operations - Diluted per Share	$1.02	$0.95	$1.13	$4.16	$3.77

Funds Available for Distribution
FFO		$46,874	$42,578	$51,704	189,513	162,377

Add:	Non real estate depreciation and amortization	205	177	207	784	706
	Amortization of deferred financing costs	875	892	1,887	4,461	3,274
	Non-cash deferred compensation	1,086	1,056	1,086	4,219	7,269
Less:	FAD adjustment for Joint Ventures	5,658	5,683	5,206	21,135	25,359
	FAD adjustment for discontinued operations	—	10	—	(22)	211
	Straight-line rental income and other non cash adjustments	2,427	3,031	4,181	16,641	8,279
	Second cycle tenant improvements	5,626	4,034	4,310	19,324	20,834
	Second cycle leasing commissions	1,159	1,988	2,601	8,032	14,743
	Revenue enhancing recurring CAPEX	595	686	73	778	1,062
	Non- revenue enhancing recurring CAPEX	2,696	1,150	440	3,442	2,652

Funds Available for Distribution		$30,879	$28,120	$38,073	$129,647	$100,487
	Diluted per Share	$0.67	$0.63	$0.83	$2.85	$2.33

First Cycle Leasing Costs
	Tenant improvements	5,065	1,003	2,459	8,782	1,323
	Leasing commissions	3,179	—	214	6,061	300

Funds Available for Distribution after First Cycle Leasing Costs		$22,635	$27,117	$35,400	$114,804	$98,864

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.49	$0.61	$0.78	$2.52	$2.29

Redevelopment Costs		$5,124	$4,997	$2,971	$10,932	$8,377

Payout Ratio of Funds From Operations		58.65%	56.69%	47.70%	53.30%	54.12%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		89.03%	85.84%	64.78%	77.92%	87.45%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited

($000’s omitted)

						Accumulated
Series C		Series D				Other
Preferred		Preferred		Additional	Retained	Comprehensive
Stock		Stock	Common Stock	Paid-In Capital	Earnings	Income	TOTAL

Balance at December 31, 2004	$151,981	$96,321	$409	$902,340	$191,182	$5,647	$1,347,880

Net Income					157,419		157,419
Preferred Dividend					(19,875)		(19,875)
Exercise of employee stock options and redemption of units			10	27,332			27,342
Stock based compensation fair value				3,729			3,729
Cash distributions declared ($2.22 per common share)					(93,186)		(93,186)
Comprehensive Income - Unrealized gain of derivative instruments						9,669	9,669
Dividend reinvestment plan			3	20,378			20,381
Deferred compensation plan			3	1,859			1,862
Amortization of deferred compensation				4,220			4,220
Balance at December 31, 2005	$151,981	$96,321	$425	$959,858	$235,540	$15,316	$1,459,441

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

		Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2004		40,875,989	2,530,817	—	43,406,806	—	43,406,806

YTD share activity		1,579,840	(104,031)	—	1,475,809	—	1,475,809
Share Count at December 31, 2005 - Basic		42,455,829	2,426,786	—	44,882,615	—	44,882,615

Weighting Factor		(662,503)	71,831	1,212,323	621,651		621,651
Weighted Average Share Count at December 31, 2005 - Diluted		41,793,326	2,498,617	1,212,323	45,504,266	—	45,504,266

TAXABLE INCOME

Unaudited

($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2005	2004

Net Income Available For Common Shareholders	$137,544	$193,172
Book/Tax Depreciation Adjustment	8,839	(797)
Book/Tax Gain Recognition Adjustment	(47,450)	(117,692)
Book/Tax JV Net equity adjustment	24,244	6,045
Other Operating Adjustments	(25,228)	2,286
C-corp Earnings	(3,621)	506
Taxable Income (Projected)	$94,328	$83,520

Dividend per share	$2.22	$2.04
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	42,456	40,876

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance Sheet for Unconsolidated Property Joint Ventures

Unaudited

($000’s omitted)

	December 31, 2005		December 31, 2004
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$647,787	$287,853	$486,338	$206,876
Buildings & improvements fee interest	2,703,563	1,200,377	2,029,907	868,411
Buildings & improvements leasehold	20,038	9,017	—	—
	3,371,388	1,497,247	2,516,245	1,075,287
Less accumulated depreciation	(152,910)	(72,112)	(95,392)	(46,800)

Net Real Estate	3,218,478	1,425,135	2,420,853	1,028,487

Cash and cash equivalents	73,615	33,214	66,718	30,210
Restricted cash	27,101	10,285	26,256	11,663
Tenant receivables, net of $1,163 reserve at 12/31/05	7,049	3,026	3,768	1,915
Deferred rents receivable, net of reserve for tenant credit loss of $2,071 at 12/31/05	55,383	26,930	34,520	17,224
Deferred costs, net	64,170	29,229	31,137	14,360
Other assets	42,256	19,718	26,134	12,066

Total Assets	$3,488,052	$1,547,537	$2,609,386	$1,115,925

Mortgage loans payable	$2,257,667	$1,040,265	$1,337,316	$565,211
Derivative Instruments-fair value	1,968	205	24	13
Accrued interest payable	12,119	5,764	5,666	2,400
Accounts payable and accrued expenses	71,686	30,514	65,864	29,065
Security deposits	6,646	3,144	8,981	4,228
Contributed Capital (1)	1,137,966	467,645	1,191,535	515,008

Total Liabilities and Equity	$3,488,052	$1,547,537	$2,609,386	$1,115,925

As of December 31, 2005 the Company has nine unconsolidated joint venture interests including a 55% interest in 1250 Broadway, a 50% interest in 100 Park Avenue, a 16.67% interest in 1 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55.5% in December 2005 ,  a 45% interest in 1221 Avenue of the Americas,  a 30% interest in 485 Lexington Avenue, a 55% interest in the South Building of 1 Madison Avenue, a 10% interest in 55 Corporate Drive and a 45% interest in 379 West Broadway.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following three joint ventures including a 50% interest in 1551/1555 Broadway and 21 West 34th Street, a 50% interest in 141 Fifth Avenue and a 45% interest in 1604 Broadway.

(1)     Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures

Unaudited

($000’s omitted)

	Three Months Ended December 31, 2005		Three Months Ended September 30, 2005	Three Months Ended December 31, 2004
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$89,949	$40,929	$40,692	$75,493	$33,251
Escalation and reimbursement revenues	18,210	8,374	7,447	14,684	6,765
Investment and other income	1,442	679	2,603	255	124
Total Revenues, net	$109,601	$49,982	$50,742	$90,432	$40,140

Expenses
Operating expenses	$24,129	$11,048	$10,765	$19,830	$9,019
Ground rent	58	26	—	—	—
Real estate taxes	15,820	7,313	7,207	15,662	7,143
Total Operating Expenses	$40,007	$18,387	$17,972	$35,492	$16,162

GAAP NOI	$69,594	$31,595	$32,770	$54,940	$23,978
Cash NOI	$62,888	$28,947	$29,909	$48,378	$20,962

Interest	31,393	14,542	12,907	14,586	5,872
Amortization of deferred financing costs	1,572	737	617	1,117	497
Depreciation and amortization	18,288	8,303	8,146	14,053	6,115

Net Income	$18,341	$8,013	$11,100	$25,184	$11,495

Plus: Real estate depreciation	18,288	8,300	8,146	14,053	6,115
Funds From Operations	$36,629	$16,313	$19,246	$39,237	$17,610

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,572	$737	$617	$1,117	$497
Less: Straight-line rental income and other non-cash adjustments	(6,310)	(2,464)	(2,861)	(6,417)	(2,943)
Less: Second cycle tenant improvement	(4,362)	(2,262)	(2,030)	(688)	(280)
Less: Second cycle leasing commissions	(2,933)	(1,331)	(748)	(4,386)	(2,191)
Less: Recurring CAPEX	(734)	(338)	(184)	(1,407)	(766)
FAD Adjustment	$(12,767)	$(5,658)	$(5,206)	$(11,781)	$(5,683)

	Twelve Months Ended December 31, 2005		Twelve Months Ended Decmeber 31, 2004
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$343,041	$154,999	$283,641	$130,627
Escalation and reimbursement revenues	63,305	28,969	53,538	25,419
Investment and other income	7,740	3,696	1,087	545
Total Revenues, net	$414,086	$187,664	$338,266	$156,591

Expenses
Operating expenses	$88,721	$40,743	$79,649	$37,566
Ground rent	58	26	—	—
Real estate taxes	63,634	29,190	59,543	28,048
Total Operating Expenses	$152,413	$69,959	$139,192	$65,614

GAAP NOI	$261,673	$117,705	$199,074	$90,977
Cash NOI	$233,680	$105,558	$179,759	$81,872

Interest	98,378	43,956	48,250	21,441
Amortization of deferred financing costs	5,149	2,367	4,324	2,210
Depreciation and amortization	66,824	29,881	51,904	23,814

Net Income	$91,322	$41,501	$94,596	$43,512

Plus: Real estate depreciation	66,828	29,878	51,924	23,817
Funds From Operations	$158,150	$71,379	$146,520	$67,329

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$5,149	$2,367	$4,324	$2,210
Less: Straight-line rental income and other non-cash adjustments	(27,495)	(11,961)	(20,563)	(9,682)
Less: Second cycle tenant improvement	(14,656)	(6,704)	(10,275)	(4,677)
Less: Second cycle leasing commissions	(8,718)	(4,238)	(12,361)	(6,067)
Less: Recurring CAPEX	(1,269)	(599)	(2,290)	(1,213)
FAD Adjustment	$(46,989)	$(21,135)	$(41,165)	$(19,429)

Gramercy Joint Venture Statements

Unaudited

($000’s omitted)

Balance Sheet

	December 31,	September 30,
	2005	2005
Assets
Cash	$70,576	$25,311
Loans and other lending investments, net	1,205,745	936,401
Investment in joint ventures	58,040	56,930
Operating real estate, net	51,173	51,259
Other assets	84,276	282,763
Total Assets	$1,469,810	$1,352,664

Liabilities and Stockholders’ Equity
Repurchase agreement	$117,366	$—
Collateralized debt obligation	810,500	810,500
Mortgage note payable	41,000	41,000
Other liabilities	28,540	29,478
Junior subordinated deferrable interest debentures	100,000	100,000
Total Liabilities	1,097,406	980,978

Stockholders’ Equity
Total stockholders’ equity	372,404	371,686

Total Liabilities and Stockholders’ Equity	$1,469,810	$1,352,664

Total Outstanding Shares	22,794	22,794

Total SLG Shares	5,668	5,668

SLG Investment in Gramercy at Cost	$93,619	$93,619

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2005	2005
GKK Manager
Base management income	$2,130	$6,347
Other fee income	2,186	3,972
Marketing, general and administrative expenses	(2,160)	(7,389)
Net Income before minority interest	2,156	2,930
Less: minority interest	(706)	(878)
SLG share of GKK Manager net income	1,450	2,052
Servicing and administrative reimbursements	685	2,302
Net management income and reimbursements from Gramercy	$2,135	$4,354

Income Statement

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2005	2005
Revenues
Investment Income	$26,303	$73,302
Rental Revenue - net	905	1,219
Other income	4,837	13,564
Total revenues	32,045	88,085

Expenses
Interest	13,455	33,771
Management fees	3,336	9,600
Incentive fees	1,237	2,276
Depreciation and amortization	440	672
Marketing, general and administrative	2,255	6,976
Provision for loan loss	75	1,030
Total expenses	20,798	54,325
Income from continuing operations before equity in net loss of unconsolidated joint ventures and taxes	11,247	33,760
Equity in net loss of unconsolidated joint ventures	(575)	(1,489)
Income from continuing operations before taxes	10,672	32,271
Provision for taxes	100	(900)
Net income available to common shareholders	10,772	31,371
Plus: Real estate depreciation	2,049	5,119
FFO	$12,821	$36,490

SLG share of net income	$2,693	$7,843

SLG share of FFO	$3,205	$9,125

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Market Capitalization
Common Equity:
Common Shares Outstanding	42,456	41,942	41,830	41,622	40,876
OP Units Outstanding	2,427	2,502	2,512	2,531	2,531
Total Common Equity (Shares and Units)	44,883	44,444	44,342	44,153	43,407
Share Price (End of Period)	$76.39	$68.18	$64.50	$56.22	$60.55
Equity Market Value	$3,428,612	$3,030,192	$2,860,059	$2,482,282	$2,628,294

Preferred Equity at Liquidation Value:	257,500	257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	885,252	866,640	770,023	600,315	614,476
Outstanding Balance on -Term Loans	525,000	525,000	525,000	425,000	425,000
Outstanding Balance on – Secured Credit Lines	—	—	67,000	125,000	110,900
Outstanding Balance on – Unsecured Credit Line	32,000	135,000	31,730	165,000	—
Junior Subordinated Deferrable Interest Debentures	100,000	100,000	100,000	—	—
Total Consolidated Debt	1,542,252	1,626,640	1,493,753	1,315,315	1,150,376
Company’s Portion of Joint Venture Mortgages	1,040,265	911,959	928,334	564,945	565,211
Total Combined Debt	2,582,517	2,538,599	2,422,087	1,880,260	1,715,587

Total Market Cap (Debt & Equity)	$6,268,629	$5,826,291	$5,539,646	$4,620,042	$4,601,381

Availability under Lines of Credit
Senior Unsecured Line of Credit	453,920	(A)	359,612	264,270	131,000	$296,000
Term Loans	—	—	—	—	—
Secured Line of Credit	—	—	58,000	—	33,000
Total Availability	$453,920	$359,612	$322,270	$131,000	$329,000
(A) As reduced by $14,080 letter of credit

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	29.50%	33.10%	32.39%	32.44%	28.50%
Debt to Gross Real Estate Book Ratio (1)	69.76%	74.92%	70.02%	64.94%	59.61%
Secured Real Estate Debt to Secured Assets Gross Book (1)	75.60%	75.41%	75.39%	66.77%	66.80%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	44.28%	55.21%	45.26%	52.09%	39.78%
Secured Line of Credit to Structured Finance Assets (1)	N/A	N/A	16.88%	33.32%	31.68%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	41.20%	43.57%	43.72%	40.70%	37.28%
Debt to Gross Real Estate Book Ratio (1)	69.82%	69.46%	66.69%	60.33%	56.92%
Secured Debt to Secured Assets Gross Book (1), (2)	72.17%	67.56%	67.52%	58.98%	59.13%

(1)  Excludes property level capital obligations.

(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2005	2004	2005	2005	2004
	Property NOI

	Property Operating NOI	$46,533	$40,993	$43,415	$172,655	$136,055
	NOI from Discontinued Operations	—	1,993	—	801	12,678
	Total Property Operating NOI - Consolidated	46,533	42,986	43,415	173,456	148,733
	SLG share of Property NOI from JVs	31,595	23,978	32,770	117,705	90,977
	GAAP NOI	$78,128	$66,964	$76,185	$291,161	$239,710

Less:	Free Rent (Net of Amortization)	1,526	1,484	2,024	11,296	4,952
	Net FAS 141 Adjustment	845	644	587	2,764	1,607
	Straightline Revenue Adjustment	2,902	4,202	5,753	18,797	14,984

Plus:	Allowance for S/L tenant credit loss	291	793	1,253	4,087	3,139
	Ground Lease Straight-line Adjustment	136	160	136	592	640
	Cash NOI	$73,282	$61,587	$69,210	$262,983	$221,946

	Components of Debt Service and Fixed Charges

	Interest Expense	20,284	17,235	20,760	78,336	63,369
	Fixed Amortization Principal Payments	954	977	883	3,525	3,779
	Total Consolidated Debt Service	21,238	18,212	21,643	81,861	67,148

	Payments under Ground Lease Arrangements	5,113	4,528	4,786	19,007	15,539
	Dividend on perpetual preferred shares	4,969	4,969	4,969	19,876	16,258
	Total Consolidated Fixed Charges	31,320	27,709	31,398	120,744	98,945

	Adjusted EBITDA	74,980	66,059	80,141	295,181	251,030
	Interest Coverage Ratio	3.70	3.83	3.86	3.77	3.96
	Debt Service Coverage Ratio	3.53	3.63	3.70	3.61	3.74
	Fixed Charge Coverage Ratio	2.39	2.38	2.55	2.44	2.54

SELECTED FINANCIAL DATA 2005 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2005	2004	%	2005	2005	2004	%
Revenues
	Rental Revenue, net	60,676	57,915	5%	58,691	236,776	229,515	3%
	Escalation & Reimbursement Revenues	13,802	12,211	13%	13,530	49,780	43,401	15%
	Investment Income	133	81	64%	110	437	266	64%
	Other Income	1,071	1,895	-43%	703	3,500	4,119	-15%
	Total Revenues	75,682	72,102	5%	73,034	290,493	277,301	5%
Expenses
	Operating Expense	21,537	17,342	24%	21,714	81,710	73,136	12%
	Ground Rent	3,759	3,758	0%	3,769	14,649	15,249	-4%
	Real Estate Taxes	12,120	12,094	0%	12,229	49,365	46,373	6%
		37,416	33,194	13%	37,712	145,724	134,758	8%

	EBITDA	38,266	38,908	-2%	35,322	144,769	142,543	2%

	Interest Expense & Amortization of Financing costs	9,553	9,381	2%	9,570	37,106	39,709	-7%
	Depreciation & Amortization	11,284	10,673	6%	10,701	42,669	41,477	3%

	Income Before Minority Interest	17,429	18,854	-8%	15,051	64,994	61,357	6%
Plus:	Real Estate Depreciation & Amortization	11,275	10,663	6%	10,691	42,628	41,431	3%

	FFO	28,704	29,517	-3%	25,742	107,622	102,788	5%

Less:	Non – Building Revenue	319	1,113	-71%	268	1,185	2,324	-49%

Plus:	Interest Expense & Amortization of Financing costs	9,553	9,381	2%	9,570	37,106	39,709	-7%
	Non Real Estate Depreciation	9	10	-10%	10	40	45	-11%
	GAAP NOI	37,947	37,795	0%	35,054	143,583	140,218	2%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	311	374	-17%	514	2,871	1,714	68%
	Straightline Revenue Adjustment	1,554	2,083	-25%	1,577	6,798	8,116	-16%
	Rental Income - FAS 141	(58)	(58)	0%	(58)	(233)	(233)	0%
Plus:	Allowance for S/L tenant credit loss	179	451	-60%	573	1,914	2,245	-15%
	Ground Lease Straight-line Adjustment	87	77	13%	136	542	557	-3%
	Cash NOI	36,406	35,924	1%	33,730	136,603	133,423	2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	50.23%	52.90%		47.80%	49.30%	50.58%
	Cash NOI to Real Estate Revenue, net	48.19%	50.29%		45.99%	46.91%	48.13%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.21%	58.16%		52.94%	54.33%	56.08%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.05%	55.44%		50.95%	51.75%	53.43%

SELECTED FINANCIAL DATA

2005 Same Store - Joint Venture

Unaudited

($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2005	2004	%	2005	2005	2004	%
Revenues
	Rental Revenue, net	30,807	30,350	2%	30,712	123,565	118,411	4%
	Escalation & Reimbursement Revenues	7,770	6,409	21%	6,857	27,001	23,449	15%
	Investment Income	95	62	54%	70	301	196	53%
	Other Income	449	52	759%	2,369	2,876	295	876%
	Total Revenues	39,121	36,873	6%	40,008	153,743	142,351	8%
Expenses
	Operating Expense	10,264	8,422	22%	9,989	37,573	34,080	10%
	Ground Rent	—	—		—	—	—
	Real Estate Taxes	7,054	6,846	3%	6,966	27,959	26,141	7%
		17,318	15,268	13%	16,955	65,532	60,221	9%

	EBITDA	21,803	21,606	1%	23,053	88,211	82,130	7%

	Interest Expense & Amortization of Financing costs	7,842	5,196	51%	6,047	25,167	20,070	25%
	Depreciation & Amortization	5,551	5,423	2%	5,878	21,810	21,134	3%

	Income Before Minority Interest	8,411	10,987	-23%	11,129	41,235	40,926	1%
Plus:	Real Estate Depreciation & Amortization	5,551	5,422	2%	5,516	21,808	21,131	3%

	FFO	13,962	16,409	–15%	16,645	63,043	62,058	2%

Less:	Non – Building Revenue	102	65	58%	74	320	210	52%

Plus:	Interest Expense & Amortization of Financing costs	7,842	5,196	51%	6,047	25,167	20,070	25%
	Non Real Estate Depreciation	—	1	-100%	361	2	3	-36%
	GAAP NOI	21,702	21,541	1%	22,979	87,892	81,920	7%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(395)	1,353	-129%	193	2,070	3,371	-39%
	Straightline Revenue Adjustment	1,153	1,470	-22%	1,290	5,635	5,751	-2%
	FAS 141	230	230	0%	230	921	921	0%
Plus:	Allowance for S/L tenant credit loss	52	157	-67%	262	813	786	3%
	Ground Lease Straight-line Adjustment	—	—	0%	—	—	—
	Cash NOI	20,766	18,644	11%	21,528	80,079	72,664	10%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.55%	58.27%		57.17%	56.99%	57.32%
	Cash NOI to Real Estate Revenue, net	53.15%	50.44%		53.56%	51.92%	50.84%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.55%	58.27%		57.17%	56.99%	57.32%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.15%	50.44%		53.56%	51.92%	50.84%

DEBT SUMMARY SCHEDULE

Unaudited

($000’s omitted)

	Principal O/S		2006			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	12/31/2005	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	74,787	8.29%	803	Oct-07	73,341	—	Open
673 First Avenue	34,474	5.67%	657	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,414	7.87%	214	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.24%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	117,466	8.44%	2,284	Nov-10	104,691	—	Open
625 Madision Avenue	102,000	6.27%	166	Nov-15	78,595	—	Open
	670,141	6.32%	4,124		598,634

Secured fixed Rate Debt–Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	4.12%	—	May-10	160,000	—	—
	160,000	4.12%	—		160,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (2)	325,000	4.64%	—	Aug-09	325,000	—	Aug-07
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
	425,000	4.87%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,255,141	5.55%	4,124		1,183,634

Floating rate Debt

Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	5.36%	—	May-10	40,000	—	—
1551/1555 Broadway & 21 W. 34th Street (Libor + 200 bps) (3)	91,532	6.08%	—	Aug-08	91,532	—	Open
141 Fifth Avenue (Libor + 225 bps) (3)	10,033	6.09%	—	Sep-07	10,033	Sep-10	—
1 Madison Avenue (Libor + 160 bps) (3)	113,546	6.32%	—	Nov-07	113,546	Nov-08	Nov-06

	255,111	6.07%	—		255,111

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 95 bps)	32,000	4.90%	—	Aug-08	32,000	Aug-09	Open

	32,000	4.90%	—		32,000

Total Floating Rate Debt/Wtd Avg	287,111	5.94%	—		287,111

Total Debt/Wtd Avg	1,542,252	5.62%	4,124		1,470,745

Weighted Average Balance & Interest Rate	1,589,383	5.59%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
1250 Broadway (Libor + 120bps)	115,000	63,250	5.28%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	170,000	76,500	4.73%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	5.08%	—	Nov-07	343,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue (3)	135,998	67,863	6.52%	—	Nov-15	63,626	—	Open
485 Lexington Ave (Libor + 200bps)	188,347	56,504	5.92%	—	Jul-07	56,504	Jul-09	Open
1 Madison Avenue	687,984	378,391	5.91%	2,536	Dec-20	220,755	—	Jun-20
55 Corporate Drive (Libor + 215bps)	84,000	8,400	5.92%	—	Jun-07	8,400	Jun-10	Dec-06
379 West Broadway (Libor + 225bps) (3)	12,838	5,777	6.80%	—	Dec-07	5,777	Dec-10	—

Total Joint Venture Debt/Wtd Avg	2,257,667	1,040,265	5.55%	2,536		878,392

Weighted Average Balance & Interest Rate with SLG JV debt		2,572,312	5.59%

(1) There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step –up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3) Committed amount for 1551/1555 Broadway and 21 West 34th Street is $103.9mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm , for 100 Park is $175mm and for 379 West Broadway is $13.25mm.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement  (REIT)

($000’s omitted)

	2006 Scheduled	2007 Scheduled	2008 Scheduled	2009 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,281	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	984	2032
461 Fifth Avenue (2)	2,400	2,400	2,400	2,400	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)
1604 Broadway (2)	2,350	2,350	2,350	2,350	47	2021	(8)

Total	21,345	21,345	21,345	21,345	16,312

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,260	2037

(1) Per the balance sheet at December 31, 2005.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company’s option through 2054.

(8) Subject to renewal at the Company’s option through 2036. The Company has a 45% interest in this property.

STRUCTURED FINANCE

($000’s omitted)

		Assets	Wtd Average	Wtd Average	Current	Libor
		Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

9/30/2004		325,807	302,092	10.17%	10.32%	1.84%

Originations/Accretion		32,096
Preferred Equity		—
Redemptions /Amortization		(7,876)
12/31/2004		350,027	332,936	10.00%	10.25%	2.40%

Originations/Accretion		222
Preferred Equity		25,000
Redemptions /Amortization		(150)
3/31/2005		375,099	363,189	10.43%	10.69%	2.87%

Originations/Accretion		58,250
Preferred Equity		6,125
Redemptions /Amortization		(42,612)
6/30/2005		396,862	413,571	10.27%	10.26%	3.34%

Originations/Accretion		—
Preferred Equity		58,000
Redemptions /Amortization		(54,813)
9/30/2005		400,049	398,433	10.26%	10.34%	3.86%

Originations/Accretion	(1)	152
Preferred Equity		—
Redemptions /Amortization		(125)
12/31/2005		400,076	399,889	10.43%	10.44%	4.39%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE

($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$139,775	$991,500	$247	10.27%	10.32%

Mezzanine Debt	$96,176	$432,000	$274	9.65%	9.62%

Preferred Equity	$164,125	$3,175,000	$133	11.02%	11.03%

Balance as of 12/31/05	$400,076	$4,598,500	$191	10.43%	10.44%

Current Maturity Profile(2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6.5 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Dec-05	Sep-05	Jun-05	Mar-05	Dec-04	Rent ($’s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
“Same Store”					%	%	%	%	%
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	97.1	97.1	97.1	96.3	94.7	9,130,884	3	2	25
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	96.5	89.6	91.3	88.9	88.9	6,999,960	2	1	29
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	18,065,112	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	84.1	84.1	99.2	99.4	99.2	15,523,092	4	3	22
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	99.5	99.6	99.0	97.9	97.9	39,095,412	11	7	40
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	99.8	98.8	96.9	93.6	92.1	4,072,440	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,435,416	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,961,160	2	1	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	93.7	86.4	85.2	86.9	87.3	17,413,440	5	3	89
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	7	97.1	97.0	96.5	96.4	96.8	52,359,132	15	10	250
440 Ninth Avenue	Garment	Fee Interest	339,000	2	100.0	100.0	100.0	100.0	100.0	10,148,568	3	2	14
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	89.7	89.7	89.7	90.3	91.4	10,778,316	3	2	17
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	93.8	93.1	93.8	91.1	87.9	8,788,788	2	2	26
555 West 57th Street	Midtown West	Fee Interest	941,000	5	100.0	100.0	100.0	100.0	100.0	26,800,380	8	5	18
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	77.8	77.8	80.8	80.8	80.6	10,370,676	3	2	10
70 West 36th Street	Garment	Fee Interest	151,000	1	96.1	96.7	96.7	98.2	96.1	4,244,040	1	1	29
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	100.0	99.3	98.7	98.1	98.1	22,951,080	6	4	19
Subtotal / Weighted Average			7,351,000	40	95.9	95.2	96.2	96.0	95.8	$266,137,896	75	49	655

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	96.8	95.8	92.2	92.2	89.0	10,562,592	3	2	68
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	100.0	100.0	100.0	100.0	100.0	33,814,224	10	6	6
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	91.7	83.3	77.0	76.4	69.0	32,855,340	9	6	39
28 West 44th Street	Midtown	Fee Interest	359,000	2	94.2	93.1	84.9	86.8	—	12,212,076	3	2	70
Subtotal / Weighted Average			1,994,000	11	96.2	93.4	89.6	89.8	87.4	$89,444,232	25	16	183

Total / Weighted Average Properties 100% Owned			9,345,000	51	96.0	94.9	94.8	94.6	94.0	$355,582,128	100	65	838

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	97.8	97.8	97.1	97.1	35,102,616		1	19
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	95.8	95.5	95.3	94.8	94.5	21,957,480		2	34
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	10	100.0	100.0	99.6	99.6	99.7	81,679,788		10	12
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	92.7	92.7	91.5	91.5	93.1	32,727,384		3	39
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	96.5	96.2	97.7	97.7	97.7	127,364,292		11	24
Subtotal / Weighted Average			6,717,000	37	97.0	96.9	96.7	96.6	96.8	$298,831,560		27	128

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	100.0	100.0	100.0	100.0	100.0	41,997,372		2	4
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	97.5	97.5	95.5	—	—	54,797,412		6	2
Subtotal / Weighted Average			2,097,900	12	98.6	98.6	97.5	100.0	100.0	$96,794,784		8	6

Total / Weighted Average Properties Less Than 100% Owned			8,814,900	49	97.4	97.3	96.9	97.0	97.1	$395,626,344		35	134

Grand Total / Weighted Average			18,159,900	100	96.7	96.0	95.9	95.7	95.6	$751,208,472			972
Grand Total - SLG share of Annualized Rent										$545,846,105		100

Same Store Occupancy % - Combined			14,068,000	77	96.5	96.0	96.5	96.3	96.5

(1) Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Residential	Park Avenue South	Fee Interest	220,000	57	0.0	0.0	—	—	—	N/A	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	6	0.0	0.0	—	—	—	N/A	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	41,100	11	17.2	—	—	—	—	2,090,336	38	17	2
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	5	100.0	0.0	—	—	—	N/A	N/A	N/A	N/A
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	16	100.0	—	—	—	—	2,593,165	48	21	7
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	6	100.0	100.0	—	—	—	749,250	14	7	4
Total / Weighted Average Retail/Development Properties			388,306	100	N/A	N/A	—	—	—	5,432,751	100	46	13

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent	Rating (2)

Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,375,776	$67,954,956	$49.39	9.0%	$46,515,167	8.5%	BBB
Credit Suisse First Boston (USA), Inc.	1 Madison Avenue	2020	1,123,879	53,923,716	$47.98	7.2%	29,658,044	5.4%	A+
Teachers Insurance & Annuity Association	485 Lexington Avenue & 750 Third Avenue (1)	2005, 2008 & 2015	1,078,618	44,643,955	$41.39	5.9%	34,753,045	6.4%	AAA
Citigroup, N.A.	125 Broad Street, 1 Park Avenue & 485 Lexington Avenue	2007, 2010 & 2017	643,752	27,886,365	$43.32	3.7%	17,498,507	3.2%	AA+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	31,512,876	$63.50	4.2%	14,180,794	2.6%	A+
Societe Generale	1221 Ave.of the Americas	Various	486,663	23,697,324	$48.69	3.2%	10,663,796	2.0%	AA-
Omnicom Group	220 East 42nd Street	2008, 2009, 2010 & 2017	480,282	16,003,236	$33.32	2.1%	16,003,236	2.9%	A-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.5%	8,299,638	1.5%	A+
Visiting Nurse Service of New York	1250 Broadway	2006 & 2018	290,741	8,457,948	$29.09	1.1%	4,651,871	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2006, 2010, 2011, 2015 & 2016	233,580	7,682,580	$32.89	1.0%	7,682,580	1.4%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	231,888	6,779,448	$29.24	0.9%	6,779,448	1.2%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,089,852	$17.96	0.5%	4,089,852	0.7%
The Travelers Indemnity Company	485 Lexington Avenue	2016	210,609	10,530,450	$50.00	1.4%	3,159,135	0.6%	A+
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	6,032,580	$31.99	0.8%	6,032,580	1.1%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	186,000	9,114,000	$49.00	1.2%	9,114,000	1.7%	BBB
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.1%	3,681,412	0.7%	B2
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Ave.	2013, 2015 & 2016	173,741	6,607,992	$38.03	0.9%	1,534,695	0.3%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	6,476,340	$38.46	0.9%	3,238,170	0.6%	AAA
The Segal Company	1 Park Avenue	2009	157,947	6,757,428	$42.78	0.9%	1,126,463	0.2%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	0.9%	3,191,254	0.6%
Altria Corporate Services	100 Park Avenue	2007	136,118	6,727,860	$49.43	0.9%	3,363,930	0.6%	BBB+
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,211,436	$31.27	0.6%	4,211,436	0.8%	AAA
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,282,296	$31.91	0.6%	4,282,296	0.8%	A-
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	3,927,396	$29.28	0.5%	3,927,396	0.7%
Ross Stores, Inc.	1372 Broadway	2010	126,001	3,855,828	$30.60	0.5%	3,855,828	0.7%	BBB

Total			9,163,281	$394,872,094	$43.09	52.6%	$251,494,574	46.1%

Wholly Owned Portfolio + Allocated JV Properties			18,159,900	$751,208,472	$41.37		$545,846,105

(1) - Underlying the TIAA lease at 750 Third Avenue, Fairchild Publications leases 290,147 sf at $35.12 per sq. ft. expiring in 2021.

(2) - 64% of Portfolio’s Largest Tenants have investment grade credit ratings. 40% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION

Based on Base Rental Revenue

Based on Square Feet Leased

Leasing Activity

Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/05			719,964

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	3	4,332	4,332	$34.68
	485 Lexington Avenue	1	561,006	561,006	$39.21
	750 Third Avenue	1	149,545	149,545	$41.19
	220 East 42nd Street	1	12,419	12,419	$28.15
	1250 Broadway	1	4,042	4,042	$35.10
	70 West 36th Street	1	3,171	3,171	$46.82
	673 First Avenue	2	49,000	49,000	$37.94
	110 East 42nd Street	3	3,468	3,253	$43.45
	19 West 44th Street	6	11,903	11,903	$44.61
	28 West 44th Street	1	3,180	3,180	$30.24
	711 Third Avenue	1	7,832	7,832	$35.70
	420 Lexington Avenue	9	26,709	30,932	$49.76
	Total/Weighted Average	30	836,607	840,615	$39.72

Storage

	220 East 42nd Street	1	1,000	1,000	$20.00
	Total/Weighted Average	1	1,000	1,000	$20.00

	Total Space became Available during the Quarter
	Office	30	836,607	840,615	$39.72
	Storage	1	1,000	1,000	$20.00
		31	837,607	841,615	$39.70

	Total Available Space		1,557,571

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity

Leased Space

Activity	Building Address	# of Leases	Term	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months
			(Yrs)
Available Space as of 12/31/05				1,557,571

Office

	317 Madison Avenue	10	5.5	36,225	40,533	$38.55	$29.43	$12.35	1.8
	485 Lexington Avenue	3	11.3	561,006	559,938	$49.77	$39.28	$51.95	8.9
	750 Third Avenue	6	7.0	141,937	142,068	$46.81	$41.15	$19.83	1.9
	220 East 42nd Street	1	5.0	12,419	12,539	$42.55	$27.88	$11.84	2.5
	286 Madison Avenue	1	4.9	1,158	2,784	$30.00	$45.84	$47.50	—
	70 West 36th Street	1	5.0	2,400	2,711	$29.00	$38.87	$9.40	2.0
	470 Park Ave South	1	3.0	1,840	1,840	$34.00	$36.59	$14.78	1.0
	673 First Avenue	1	15.8	49,000	49,929	$30.26	$37.23	$25.00	—
	110 East 42nd Street	4	9.3	15,947	16,421	$29.70	$35.40	$21.90	3.6
	19 West 44th Street	7	5.5	12,163	12,621	$37.34	$33.55	$22.75	1.1
	28 West 44th Street	3	7.2	7,243	8,224	$35.39	$30.24	$23.01	2.1
	711 Third Avenue	2	8.4	11,634	11,721	$38.98	$35.59	$20.03	2.0
	625 Madison Avenue	2	14.0	47,323	48,207	$51.96	$45.61	$46.68	8.8
	420 Lexington Avenue	9	5.8	23,989	28,871	$42.94	$44.58	$20.81	2.1
	Total/Weighted Average	51	10.3	924,284	938,407	$46.68	$38.94	$40.40	6.3

Retail

	750 Third Avenue	2	12.8	7,608	7,608	$162.35	$41.19	$15.99	4.3
	19 West 44th Street	1	12.0	2,600	2,600	$69.23	$—	$22.07	4.0
	1221 Sixth Avenue	1	9.8	7,247	7,247	$45.54	$—	$—	2.0
	420 Lexington Avenue	2	13.9	2,789	7,248	$67.60	$—	$31.80	0.9
	Total/Weighted Average	6	12.2	20,244	24,703	$90.48	$41.19	$16.58	2.6

Storage

	1250 Broadway	1	0.7	6,002	6,689	$10.00	$—	$—	—
	1221 Sixth Avenue	1	5.0	1,975	1,975	$16.28	$—	$—	4.0
	28 West 44th Street	1	5.3	109	109	$25.00	$—	$—	—
	420 Lexington Avenue	2	3.4	997	654	$23.83	$—	$12.95	—
	Total/Weighted Average	5	1.8	9,083	9,427	$12.45	$—	$0.90	0.8

Leased Space
	Office (3)	51	10.3	924,284	938,407	$46.68	$38.92	$40.40	6.3
	Retail	6	12.2	20,244	24,703	$90.48	$43.05	$16.58	2.6
	Storage	5	1.8	9,083	9,427	$12.45	$—	$0.90	0.8
	Total	62	10.2	953,611	972,537	$47.46	$38.96	$39.41	6.2

Total Available Space @ 12/31/05				603,960

Early Renewals
Office

	317 Madison Avenue	1	5.0	10,215	11,261	$37.00	$28.22	$15.00	—
	19 West 44th Street	1	6.4	2,196	2,433	$34.00	$37.35	$9.51	2.0
	625 Madison Avenue	1	10.1	10,000	10,000	$64.75	$53.75	$—	1.0
	420 Lexington Avenue	1	5.0	926	986	$59.65	$62.25	$—	—
	Total/Weighted Average	4	7.2	23,337	24,680	$48.85	$40.82	$7.78	0.6

Retail

	100 Park Avenue	2	3.0	11,753	11,753	$26.19	$23.13	$—	$—
	Total/Weighted Average	2	3.0	11,753	11,753	$26.19	$23.13	$—	—

Renewals
	Expired/Renewed	5	3.0	10,670	11,064	$36.58	$40.58	$4.10	—
	Early Renewals Office	4	7.2	23,337	24,680	$48.85	$40.82	$7.78	0.6
	Early Renewals Retail	2	3.0	11,753	11,753	$26.19	$23.13	$—	—
	Total	11	5.2	45,760	47,497	$40.39	$36.39	$5.00	0.3

(1) Annual Base Rent

(2)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(3) Average starting office rent excluding new tenants replacing vacancies is $46.83/rsf for 867,121 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $46.89/rsf for 891,801 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf

In 1st Quarter 2005 (1)	10	5,613	0.06%	$191,016	34.03	42.80
In 2nd Quarter 2005	2	3,410	0.04%	71,964	21.10	42.68
In 3rd Quarter 2005	2	6,992	0.08%	243,900	34.88	44.97
In 4th Quarter 2005 (4)	18	724,207	7.81%	27,669,495	38.21	51.78

Total 2005	32	740,222	7.98%	$28,176,375	38.06	51.61

In 1st Quarter 2006	24	119,650	1.29%	$3,634,740	30.38	35.64
In 2nd Quarter 2006	30	121,797	1.31%	5,363,568	44.04	51.77
In 3rd Quarter 2006	31	160,436	1.73%	5,779,368	36.02	36.93
In 4th Quarter 2006	18	57,070	0.62%	2,241,168	39.27	42.31

Total 2006	103	458,953	4.95%	$17,018,844	37.08	41.20

2007	114	388,909	4.19%	$15,873,780	40.82	53.77
2008	118	752,352	8.11%	29,477,488	39.18	43.98
2009	91	608,299	6.56%	25,395,108	41.75	44.21
2010	136	1,647,846	17.76%	63,408,228	38.48	41.66
2011	50	528,072	5.69%	25,647,312	48.57	46.93
2012	46	711,905	7.67%	20,808,288	29.23	38.43
2013	38	754,176	8.13%	27,979,692	37.10	41.86
2014	26	368,970	3.98%	13,185,456	35.74	39.74
Thereafter	107	2,316,748	24.97%	88,611,557	38.25	50.48

	861	9,276,452	100.00%	$355,582,128	38.33	45.49

	Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf

In 1st Quarter 2005 (1)	2	1,262	0.01%	$11,796	9.35	20.00
In 2nd Quarter 2005	0	0	0.00%	—	—	—
In 3rd Quarter 2005	1	6,732	0.08%	229,440	34.08	58.00
In 4th Quarter 2005 (4)	1	360,364	4.25%	14,129,872	39.21	55.00

Total 2005	4	368,358	4.34%	$14,371,108	39.01	55.08

In 1st Quarter 2006	2	46,282	0.55%	$1,399,476	30.24	50.00
In 2nd Quarter 2006	1	6,002	0.07%	66,888	11.14	35.00
In 3rd Quarter 2006	6	106,454	1.25%	4,739,628	44.52	47.71
In 4th Quarter 2006	1	9,749	0.11%	414,732	42.54	50.00

Total 2006	10	168,487	1.99%	$6,620,724	39.30	48.02

2007	12	401,613	4.73%	$23,162,784	57.67	56.46
2008	19	521,769	6.15%	21,867,132	41.91	58.44
2009	21	575,950	6.79%	26,876,724	46.67	49.59
2010	19	1,310,637	15.44%	62,346,132	47.57	60.69
2011	4	112,950	1.33%	5,182,524	45.88	50.28
2012	9	211,725	2.49%	8,684,632	41.02	50.07
2013	7	1,089,987	12.84%	54,834,408	50.31	61.32
2014	11	170,671	2.01%	13,595,736	79.66	94.44
Thereafter	34	3,555,462	41.89%	158,084,440	44.46	72.82

	150	8,487,609	100.00%	$395,626,344	46.61	64.52

(1)   Includes month to month holdover tenants that expired prior to 12/31/04.

(2)   Tenants may have multiple leases.

(3)   Represents in place annualized rent allocated by year of maturity.

(4)   Underlying the TIAA lease at 750 Third Avenue are leases totaling 573,884 sq ft, which are leased at various terms expiring between 2008 and 2021.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2005	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	97	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	100
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	96	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	93	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	N/A	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	94	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	96	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	100	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	90	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	97	$1,000,000,000
				4,410,000			$1,417,900,000
2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86	97	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100	100	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	92	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	94	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96	98	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		97	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue	Fee Interest	Flatiron District	21,500	90	100	$13,250,000
Nov-05	1604 Broadway	Leasehold Interest	Times Square	41,100	17	17	$4,400,000
Dec-05	379 West Broadway	Leasehold Interest	Cast Iron / Soho	62,006	100	100	$19,750,000
				1,971,306			$1,229,950,000

(1)          Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)          Current ownership interest is 55%. (From 9/1/01-10/31/01 the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Gerard Nocera

Chief Operating Officer

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
Green Street Advisory, Inc.	Jim Sullivan	(949) 640-8780	jsullivan@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Srikanth Nagarajan	(917) 368-2280	snagarajan@keybanccm.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.